Exhibit 99.1

Press Release February 25, 2010
Holly Corporation Reports Fourth Quarter and Full Year 2009 Results
Dallas, Texas, February 25, 2010 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported fourth quarter financial results. For the fourth quarter of 2009, the net loss attributable to Holly Corporation stockholders was $40.6 million ($0.79 per basic and diluted share) compared to net income attributable to Holly Corporation stockholders of $50.6 million ($1.02 per basic and $1.01 per diluted share) for the same period of 2008. For the year ended December 31, 2009, net income attributable to Holly Corporation stockholders was $19.5 million ($0.39 per basic and diluted share) compared to $120.6 million ($2.40 per basic and $2.38 per diluted share) for the year ended December 31, 2008.
On December 1, 2009, Holly Energy Partners, L.P. (“HEP”), a consolidated subsidiary, sold its 70% interest in Rio Grande Pipeline Company (“Rio Grande”). As a result, Rio Grande’s operating results and a gain on the sale are presented in discontinued operations. Excluding the gain on this sale and earnings from discontinued operations, the loss attributable to Holly Corporation stockholders from continuing operations for the fourth quarter of 2009 was $43.8 million ($0.85 per basic and diluted share) compared to income from continuing operations of $50.2 million ($1.01 per basic and $1.00 per diluted share) for the same period of 2008. For the year ended December 31, 2009, net income attributable to Holly Corporation stockholders from continuing operations was $15.2 million ($0.30 per basic and diluted share) compared to $119.2 million ($2.37 per basic and $2.36 per diluted share) for the year ended December 31, 2008.
Net income attributable to our stockholders for the fourth quarter and year ended December 31, 2009 decreased by $91.1 million and $101 million, respectively, compared to the same periods of 2008. These decreases were principally due to industry-wide, significantly reduced refinery gross margins in the fourth quarter of 2009 compared to the fourth quarter of 2008. Overall refinery gross margins for the quarter were $3.67 per produced barrel, a 69% decrease compared to $12.01 for the fourth quarter of 2008, and for the year ended December 31, 2009 were $7.21 per produced barrel, a 34% decrease compared to $10.96 for the year ended December 31, 2008. For the three months and year ended December 31, 2009, our refinery production levels increased 60% and 37%, respectively, over the same periods of 2008 due to production from our newly acquired Tulsa refinery facilities.

“The 2009 fourth quarter proved a particularly difficult period for the refining industry,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Weak demand for gasoline and distillate products combined with increased crude oil costs reduced already tight margins, resulting in our fourth quarter loss. Refining margins were especially squeezed in markets served by our Navajo and Tulsa refineries, where overall margins came in at less than $3.00 per barrel. Throughout the year, the main driver in overall low margin levels was dramatically lower year-over-year, industry-wide diesel cracks. In the fourth quarter, rising crude prices and seasonally lower demand resulted in substantially lower gasoline cracks versus third quarter levels, swinging profitable third quarter refining results to a fourth quarter loss. Navajo was additionally negatively impacted by unusually lower West Coast versus Gulf Coast gasoline price differentials during the quarter, which indirectly affects Navajo’s Arizona markets. Although Tulsa benefited from strong per barrel margins attributable to our specialty lubricants, seasonally low demand for these products allowed only a minor offset to depressed fuel cracks. In addition, production was reduced at our Tulsa facility in November during a low margin environment to address a maintenance issue that was adversely affecting our lubes production in anticipation of normally higher demand in the Spring season. Margins at the markets served by our Woods Cross refinery held up well during the quarter at $10.10 per barrel. We did realize strong year-over-year earnings improvements in our non-refining businesses in 2009. Our asphalt marketing results were up significantly for the year 2009 versus 2008, although the earnings contribution for the fourth quarter was substantially less than the fourth quarter of 2008. Additionally, our overall results benefited throughout the year from improvements in earnings attributable to Holly Energy Partners’ logistics business. Although we are extremely disappointed with our results in 2009, especially the fourth quarter numbers, for the full year we generated positive earnings of $19.5 million and EBITDA from continuing operations of $156.7 million in an extremely difficult economic environment.
“During the first quarter of 2010 we will complete operational upgrades at the Navajo refinery, which will permit us to run a wider range of lower priced crudes while increasing our flexibility in varying the mix of transportation fuels. With respect to our Tulsa refineries, in mid January 2010 we commenced our initial integration action by moving unfinished oils between our two facilities for upgrading to transportation fuels utilizing a third party pipeline. Further integration and optimization action will proceed throughout the coming year.
“Looking forward, the refining industry will continue to face a challenging margin environment until economic activity recovers and demand for gasoline and distillate products improves relative to supply. We are confident that the enhanced capabilities of our assets, our expanded asset base, and the markets we serve, combined with the quality of our employees and our strong balance sheet will continue to allow us to meet these challenges,” Clifton said.
Sales and other revenues for the 2009 fourth quarter were $1,662 million, an 80% increase compared to the three months ended December 31, 2008. This increase was due to the effects of a 19% increase in year-over-year fourth quarter sales prices of produced refined products combined with a 59% current quarter increase in volumes of refined products sold over the same period in 2008. The volume increase was primarily due to volumes attributable to our Tulsa refinery operations. Cost of products sold was $1,551 million, a 109% increase compared to the three months ended December 31, 2008 due mainly to significantly higher crude oil acquisition costs combined with the increased volumes.

Sales and other revenues for the year ended December 31, 2009 were $4,834.3 million, an 18% decrease compared to the year ended December 31, 2008. This decrease was due to the effects of an overall 32% decline in year-over-year prices of produced refined products for the current year-to-date period, partially offset by a 29% year-to-date increase in volumes of refined products sold over the same period in 2008. The volume increase was primarily due to volumes attributable to our Tulsa refinery operations. Cost of products sold was $4,238 million, a 20% decrease compared to the year ended December 31, 2008 due mainly to the effects of overall lower crude oil acquisition costs, partially offset by the increased volumes.
Operating costs and expenses for both the three months and year ended December 31, 2009 increased due to the inclusion of costs attributable to the operations of our Tulsa refinery facilities beginning June 1 and December 1, 2009, certain increased costs at our existing facilities following the recently completed expansions, costs attributable to the operations of HEP, and related increased depreciation and amortization expense. An additional factor contributing to the overall year-to-date increase in operating costs and expenses was due to the inclusion of HEP’s costs for a full twelve month period during the year ended December 31, 2009 compared to ten months in 2008 as a result of our reconsolidation of HEP effective March 1, 2008. For the year ended December 31, 2009, HEP’s operating costs and expenses were $75.2 million, an increase of $19.8 million compared to 2008. Interest expense for the year ended December 31, 2009 increased by $16.4 million primarily due to interest incurred on the $300 million Holly senior notes. Additionally, we expensed transaction costs in the year ended December 31, 2009 of $3.1 million related to the acquisitions of the Tulsa refineries. This press release includes key segment information that shows the impact of HEP’s consolidation on certain balance sheet and income statement amounts.
The Company has scheduled a webcast conference call for today, February 25, 2009 at 10:00 AM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=66059.
An audio archive of this webcast will be available using the link above through March 11, 2010.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and specialty lubricant products. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and a 125,000 BPSD refinery located in Tulsa, Oklahoma. Also, a subsidiary of Holly owns a 34% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s ability to integrate the operations of the Tulsa refinery and the Sinclair refinery into a single facility and into its business, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	December 31,		Change from 2008
	2009	2008	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$1,661,969	$921,233	$740,736	80.4%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,550,990	741,935	809,055	109.0
Operating expenses (exclusive of depreciation and amortization)	115,338	61,016	54,322	89.0
General and administrative expenses (exclusive of depreciation and amortization)	16,771	15,101	1,670	11.1
Depreciation and amortization	29,383	17,537	11,846	67.5

Total operating costs and expenses	1,712,482	835,589	876,893	104.9

Income (loss) from operations	(50,513)	85,644	(136,157)	(159.0)
Other income (expense):
Equity in earnings of SLC Pipeline	610	—	610	—
Interest income	2,484	1,546	938	(60.7)
Interest expense	(14,496)	(8,336)	(6,160)	73.9
Acquisition costs — Tulsa refineries	(1,138)	—	(1,138)	—
Impairment on equity securities	—	(3,724)	3,724	(100.0)
Gain on Sale of HPI	—	5,958	(5,958)	(100.0)

	(12,540)	(4,556)	(7,984)	175.2

Income (loss) from continuing operations before income taxes	(63,053)	81,088	(144,141)	(177.8)
Income tax provision (benefit)	(27,145)	28,236	(55,381)	(196.1)

Income (loss) from continuing operations	(35,908)	52,852	(88,760)	(167.9)
Income from discontinued operations(1)	13,496	1,161	12,335	1,062.4

Net income (loss)(2)	(22,412)	54,013	(76,425)	(141.5)
Less noncontrolling interest in net income (loss)(2)	18,143	3,455	14,688	425.1

Net income (loss) attributable to Holly Corporation stockholders(2)	$(40,555)	$50,558	$(91,113)	(180.2)%

Earnings attributable to Holly Corporation stockholders:
Income (loss) from continuing operations	$(43,819)	$50,152	$(93,971)	(187.4)%
Income from discontinued operations	3,264	406	2,858	703.9

Net income (loss)	$(40,555)	$50,558	$(91,113)	(180.2)%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income (loss) from continuing operations	$(0.85)	$1.01	$(1.86)	(184.2)%
Income from discontinued operations	0.06	0.01	0.05	500.0

Net income (loss)	$(0.79)	$1.02	$(1.81)	(177.5)%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income (loss) from continuing operations	$(0.85)	$1.00	$(1.85)	(185.0)%
Income from discontinued operations	0.06	0.01	0.05	500.0

Net income (loss)	$(0.79)	$1.01	$(1.80)	(178.2)%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	51,200	49,794	1,406	2.8%
Diluted	51,380	49,997	1,383	2.8%

EBITDA from continuing operations	$(29,569)	$102,715	$(132,284)	(128.8)%

	Years Ended
	December 31,		Change from 2008
	2009	2008	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$4,834,268	$5,860,357	$(1,026,089)	(17.5)%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	4,238,008	5,280,699	(1,042,691)	(19.7)
Operating expenses (exclusive of depreciation and amortization)	356,855	265,705	91,150	34.3
General and administrative expenses (exclusive of depreciation and amortization)	60,343	55,278	5,065	9.2
Depreciation and amortization	98,751	62,995	35,756	56.8

Total operating costs and expenses	4,753,957	5,664,677	(910,720)	(16.1)

Income from operations	80,311	195,680	(115,369)	(59.0)
Other income (expense):
Equity in earnings of SLC Pipeline	1,919	—	1,919	—
Interest income	5,045	10,797	(5,752)	(53.3)
Interest expense	(40,346)	(23,955)	(16,391)	68.4
Acquisition costs — Tulsa refineries	(3,126)	—	(3,126)	—
Impairment of equity securities	—	(3,724)	3,724	(100.0)
Gain on sale of HPI	—	5,958	(5,958)	(100.0)
Equity in earnings of HEP	—	2,990	(2,990)	(100.0)

	(36,508)	(7,934)	(28,574)	360.1

Income from continuing operations before income taxes	43,803	187,746	(143,943)	(76.7)
Income tax provision	7,460	64,028	(56,568)	(88.3)

Income from continuing operations	36,343	123,718	(87,375)	(70.6)
Income from discontinued operations(1)	16,926	2,918	14,008	480.1

Net income(2)	53,269	126,636	(73,367)	(57.9)
Less noncontrolling interest in net income(2)	33,736	6,078	27,658	455.1

Net income attributable to Holly Corporation stockholders(2)	$19,533	$120,558	$(101,025)	(83.8)%

Earnings attributable to Holly Corporation stockholders:
Income from continuing operations	$15,209	$119,206	$(103,997)	(87.2)%
Income from discontinued operations	4,324	1,352	2,972	219.8

Net income	$19,533	$120,558	$(101,025)	(83.8)%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income from continuing operations	$0.30	$2.37	$(2.07)	(87.3)%
Income from discontinued operations	0.09	0.03	0.06	200.0

Net income	$0.39	$2.40	$(2.01)	(83.8)%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income from continuing operations	$0.30	$2.36	$(2.06)	(87.3)%
Income from discontinued operations	0.09	0.02	.07	350.0

Net income	$0.39	$2.38	$(1.99)	(83.6)%

Cash dividends declared per common share	$0.60	$0.60	$—	—%

Average number of common shares outstanding:
Basic	50,418	50,202	216	0.4%
Diluted	50,603	50,549	54	0.1%

EBITDA from continuing operations	$156,721	$259,387	$(102,666)	(39.6)%

Balance Sheet Data

	December 31,	December 31,
	2009	2008
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$125,819	$94,447
Working capital	$257,899	$68,465
Total assets	$3,145,939	$1,874,225
Long-term debt — Holly Corporation	$328,260	$—
Long-term debt — Holly Energy Partners	$379,198	$341,914
Total equity(2)	$1,207,871	$936,332

(1)	On December 1, 2009, HEP sold its interest in Rio Grande. Accordingly, results of operations of Rio Grande and a net gain of $12.5 million on the sale are presented in discontinued operations.

(2)
Accounting standards became effective January 1, 2009 that change the classification of noncontrolling interests, also referred to as minority interests, in the consolidated financial statements. As a result, all previous references to “minority interest” in our consolidated financial statements have been replaced with “noncontrolling interest.” Therefore, net income attributable to the noncontrolling interest in our HEP subsidiary is now presented as an adjustment to net income to arrive at “Net income attributable to Holly Corporation stockholders” in our Consolidated Statements of Income. Prior to 2009, this amount was presented as “Minority interest in earnings of HEP,” a non-operating expense item before “Income before income taxes.” Additionally, equity attributable to noncontrolling interests is now presented as a separate component of total equity in our consolidated financial statements. We have adopted these standards on a retrospective basis. While this presentation differs from previous requirements under generally accepted accounting principles in the United States (“GAAP”), it did not affect our net income and equity attributable to Holly Corporation stockholders.

Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company. The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the Southwest, Rocky Mountain and Mid-Continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt Company manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP effective March 1, 2008 (date of reconsolidation). HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Three Months Ended December 31, 2009
Sales and other revenues	$1,653,804	$38,425	$(1,059)	$(29,201)	$1,661,969
Operating expenses	$103,530	$11,928	$7	$(127)	$115,338
General and administrative expenses	$—	$2,607	$14,164	$—	$16,771
Depreciation and amortization	$21,037	$6,804	$1,542	$—	$29,383
Income (loss) from operations	$(50,422)	$17,086	$(16,772)	$(405)	$(50,513)

Three Months Ended December 31, 2008
Sales and other revenues	$913,417	$30,817	$784	$(23,785)	$921,233
Operating expenses	$51,028	$9,983	$108	$(103)	$61,016
General and administrative expenses	$12	$2,137	$12,952	$—	$15,101
Depreciation and amortization	$11,444	$4,636	$1,457	$—	$17,537
Income (loss) from operations	$85,316	$14,061	$(13,733)	$—	$85,644

Year Ended December 31, 2009
Sales and other revenues	$4,786,937	$146,561	$2,248	$(101,478)	$4,834,268
Operating expenses	$313,320	$44,003	$41	$(509)	$356,855
General and administrative expenses	$—	$7,586	$52,757	$—	$60,343
Depreciation and amortization	$67,347	$24,599	$6,805	$—	$98,751
Income (loss) from operations	$68,397	$70,373	$(57,355)	$(1,104)	$80,311

Year Ended December 31, 2008
Sales and other revenues	$5,837,449	$94,439	$2,641	$(74,172)	$5,860,357
Operating expenses	$232,511	$33,353	$128	$(287)	$265,705
General and administrative expenses	$12	$5,614	$49,652	$—	$55,278
Depreciation and amortization	$40,090	$18,390	$4,515	$—	$62,995
Income (loss) from operations	$210,252	$37,082	$(51,654)	$—	$195,680

December 31, 2009
Cash, cash equivalents and investments in marketable securities	$—	$2,508	$123,311	$—	$125,819
Total assets	$2,142,317	$641,775	$392,007	$(30,160)	$3,145,939

December 31, 2008
Cash, cash equivalents and investments in marketable securities	$—	$3,708	$90,739	$—	$94,447
Total assets	$1,288,211	$458,049	$141,768	$(13,803)	$1,874,225

Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Navajo Refinery
Crude charge (BPD) (1)	82,580	81,470	78,160	79,020
Refinery production (BPD) (2)	93,280	94,350	86,760	88,680
Sales of produced refined products (BPD)	96,150	95,380	87,140	89,580
Sales of refined products (BPD) (3)	99,060	100,380	90,870	97,320

Refinery utilization (4)	82.6%	95.8%	81.2%	93.0%

Average per produced barrel (5)
Net sales	$83.40	$69.38	$73.15	$108.52
Cost of products (6)	80.75	58.50	65.95	98.97

Refinery gross margin	2.65	10.88	7.20	9.55
Refinery operating expenses (7)	4.63	3.52	4.81	4.58

Net operating margin	$(1.98)	$7.36	$2.39	$4.97

Feedstocks:
Sour crude oil	85%	77%	85%	79%
Sweet crude oil	4%	10%	6%	10%
Other feedstocks and blends	11%	13%	9%	11%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	59%	59%	58%	57%
Diesel fuels	29%	33%	32%	33%
Jet fuels	4%	1%	2%	1%
Fuel oil	4%	2%	3%	3%
Asphalt	2%	3%	3%	3%
LPG and other	2%	2%	2%	3%

Total	100%	100%	100%	100%

Woods Cross Refinery(8)
Crude charge (BPD) (1)	22,600	23,360	24,900	21,660
Refinery production (BPD) (2)	24,370	24,660	25,750	22,170
Sales of produced refined products (BPD)	26,320	23,170	26,870	22,370
Sales of refined products (BPD) (3)	26,450	23,270	27,250	23,430

Refinery utilization (4)	72.9%	75.4%	80.3%	79.5%

Average per produced barrel (5)
Net sales	$80.56	$67.71	$70.25	$110.07
Cost of products (6)	70.46	51.09	58.98	93.47

Refinery gross margin	10.10	16.62	11.27	16.60
Refinery operating expenses (7)	7.07	6.94	6.60	7.42

Net operating margin	$3.03	$9.68	$4.67	$9.18

Feedstocks:
Sour crude oil	7%	—%	5%	1%
Sweet crude oil	57%	67%	62%	72%
Black wax crude oil	28%	25%	28%	21%
Other feedstocks and blends	8%	8%	5%	6%

Total	100%	100%	100%	100%

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008

Sales of produced refined products:
Gasolines	62%	63%	64%	63%
Diesel fuels	27%	29%	28%	29%
Jet fuels	1%	—%	1%	—%
Fuel oil	3%	5%	3%	5%
Asphalt	3%	1%	2%	1%
LPG and other	4%	2%	2%	2%

Total	100%	100%	100%	100%

Tulsa Refinery(9)
Crude charge (BPD) (1)	72,250	—	39,370	—
Refinery production (BPD) (2)	73,040	—	38,910	—
Sales of produced refined products (BPD)	71,660	—	37,570	—
Sales of refined products (BPD) (3)	71,660	—	37,700	—

Refinery utilization (4)	85.0%	—%	74.0%	—%

Average per produced barrel (5)
Net sales	$81.30	$—	$78.89	$—
Cost of products (6)	78.62	—	74.56	—

Refinery gross margin	2.68	—	4.33	—
Refinery operating expenses (7)	5.77	—	5.25	—

Net operating margin	$(3.09)	$—	$(0.92)	$—

Feedstocks:
Sour crude oil	—%	—%	—%	—%
Sweet crude oil	99%	—%	100%	—%
Other feedstocks and blends	1%	—%	—%	—%

Total	100%	—%	100%	—%

Sales of produced refined products:
Gasolines	29%	—%	26%	—%
Diesel fuels	28%	—%	29%	—%
Jet fuels	10%	—%	10%	—%
Lubricants	12%	—%	16%	—%
Gas oil / intermediates	18%	—%	17%	—%
Asphalt	1%	—%	—%	—%
LPG and other	2%	—%	2%	—%

Total	100%	—%	100%	—%

Consolidated
Crude charge (BPD) (1)	177,430	104,830	142,430	100,680
Refinery production (BPD) (2)	190,690	119,010	151,420	110,850
Sales of produced refined products (BPD)	194,130	118,550	151,580	111,950
Sales of refined products (BPD) (3)	197,170	123,650	155,820	120,750

Refinery utilization (4)	77.4%	90.4%	78.9%	89.7%

Average per produced barrel (5)
Net sales	$82.24	$69.06	$74.06	$108.83
Cost of products (6)	78.57	57.05	66.85	97.87

Refinery gross margin	3.67	12.01	7.21	10.96
Refinery operating expenses (7)	5.38	4.19	5.24	5.14

Net operating margin	$(1.71)	$7.82	$1.97	$5.82

Feedstocks:
Sour crude oil	43%	60%	49%	63%
Sweet crude oil	47%	22%	40%	23%
Black wax crude oil	4%	5%	5%	4%
Other feedstocks and blends	6%	13%	6%	10%

Total	100%	100%	100%	100%

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008

Sales of produced refined products:
Gasolines	48%	60%	51%	58%
Diesel fuels	29%	32%	31%	32%
Jet fuels	6%	1%	4%	1%
Fuel oil	2%	3%	2%	3%
Asphalt	1%	2%	2%	3%
Lubricants	5%	—%	4%	—%
Gas oil / intermediates	7%	—%	4%	—%
LPG and other	2%	2%	2%	3%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)
Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 5,000 BPSD effective January 1, 2009 (our Woods Cross refinery expansion), 15,000 BPSD effective April 1, 2009 (our Navajo refinery expansion), 85,000 BPSD effective June 1, 2009 (our Tulsa Refinery west facility acquisition) and 40,000 BPSD effective December 1, 2009 (our Tulsa refinery east facility acquisition), increasing our consolidated crude capacity to 256,000 BPSD.

(5)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(8)	There was a scheduled major maintenance turnaround at the Woods Cross refinery during the 2008 third quarter.

(9)
The amounts reported for the Tulsa refinery for the year ended December 31, 2009 include crude oil processed and products yielded from the refinery for the period from June 1, 2009 through December 31, 2009 only, and averaged over the 365 days for the year ended. Operating data for the periods from June 1, 2009 through December 31, 2009 and from December 1, 2009 though December 31, 2009 is as follows:

	Period From	Period From
	June 1, 2009	December 1, 2009
	Through	Through
Tulsa Refinery	December 31, 2009	December 31, 2009

Crude charge (BPD)	67,160	93,810
Refinery production (BPD)	66,360	99,810
Sales of produced refined products (BPD)	64,080	96,170
Sales of refined products (BPD)	64,300	96,170

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands)

Income (loss) from continuing operations	$(35,908)	$52,852	$36,343	$123,718
Subtract noncontrolling interest in income from continuing operations	(7,911)	(2,700)	(21,134)	(4,512)
Add (subtract) income tax provision (benefit)	(27,145)	28,236	7,460	64,028
Add interest expense	14,496	8,336	40,346	23,955
Subtract interest income	(2,484)	(1,546)	(5,045)	(10,797)
Add depreciation and amortization	29,383	17,537	98,751	62,995

EBITDA from continuing operations	$(29,569)	$102,715	$156,721	$259,387

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Average per produced barrel:

Navajo Refinery
Net sales	$83.40	$69.38	$73.15	$108.52
Less cost of products	80.75	58.50	65.95	98.97

Refinery gross margin	$2.65	$10.88	$7.20	$9.55

Woods Cross Refinery
Net sales	$80.56	$67.71	$70.25	$110.07
Less cost of products	70.46	51.09	58.98	93.47

Refinery gross margin	$10.10	$16.62	$11.27	$16.60

Tulsa Refinery
Net sales	$81.30	$—	$78.89	$—
Less cost of products	78.62	—	74.56	—

Refinery gross margin	$2.68	$—	$4.33	$—

Consolidated
Net sales	$82.24	$69.06	$74.06	$108.83
Less cost of products	78.57	57.05	66.85	97.87

Refinery gross margin	$3.67	$12.01	$7.21	$10.96

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$2.65	$10.88	$7.20	$9.55
Less refinery operating expenses	4.63	3.52	4.81	4.58

Net operating margin	$(1.98)	$7.36	$2.39	$4.97

Woods Cross Refinery
Refinery gross margin	$10.10	$16.62	$11.27	$16.60
Less refinery operating expenses	7.07	6.94	6.60	7.42

Net operating margin	$3.03	$9.68	$4.67	$9.18

Tulsa Refinery
Refinery gross margin	$2.68	$—	$4.33	$—
Less refinery operating expenses	5.77	—	5.25	—

Net operating margin	$(3.09)	$—	$(0.92)	$—

Consolidated
Refinery gross margin	$3.67	$12.01	$7.21	$10.96
Less refinery operating expenses	5.38	4.19	5.24	5.14

Net operating margin	$(1.71)	$7.82	$1.97	$5.82

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Navajo Refinery
Average sales price per produced barrel sold	$83.40	$69.38	$73.15	$108.52
Times sales of produced refined products sold (BPD)	96,150	95,380	87,140	89,580
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$737,740	$608,807	$2,326,616	$3,557,967

Woods Cross Refinery
Average sales price per produced barrel sold	$80.56	$67.71	$70.25	$110.07
Times sales of produced refined products sold (BPD)	26,320	23,170	26,870	22,370
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$195,071	$144,333	$688,980	$901,189

Tulsa Refinery
Average sales price per produced barrel sold	$81.30	$—	$78.89	$—
Times sales of produced refined products sold (BPD)	71,660	—	37,570	—
Times number of days in period	92	—	365	—

Refined product sales from produced products sold	$535,988	$—	$1,081,823	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$1,468,799	$753,140	$4,097,419	$4,459,156
Add refined product sales from purchased products and rounding(1)	23,285	45,243	106,969	384,073

Total refined products sales	1,492,084	798,383	4,204,388	4,843,229
Add direct sales of excess crude oil(2)	133,542	83,480	453,958	860,642
Add other refining segment revenue(3)	28,178	31,554	128,591	133,578

Total refining segment revenue	1,653,804	913,417	4,786,937	5,837,449
Add HEP segment sales and other revenue	38,425	30,817	146,561	94,439
Add corporate and other revenues	(1,059)	784	2,248	2,641
Subtract consolidations and eliminations	(29,201)	(23,785)	(101,478)	(74,172)

Sales and other revenues	$1,661,969	$921,233	$4,834,268	$5,860,357

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008

Average sales price per produced barrel sold	$82.24	$69.06	$74.06	$108.83
Times sales of produced refined products sold (BPD)	194,130	118,550	151,580	111,950
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$1,468,799	$753,140	$4,097,419	$4,459,156

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Navajo Refinery
Average cost of products per produced barrel sold	$80.75	$58.50	$65.95	$98.97
Times sales of produced refined products sold (BPD)	96,150	95,380	87,140	89,580
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$714,298	$513,335	$2,097,612	$3,244,858

Woods Cross Refinery
Average cost of products per produced barrel sold	$70.46	$51.09	$58.98	$93.47
Times sales of produced refined products sold (BPD)	26,320	23,170	26,870	22,370
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$170,615	$108,905	$578,449	$765,278

Tulsa Refinery
Average cost of products per produced barrel sold	$78.62	$—	$74.56	$—
Times sales of produced refined products sold (BPD)	71,660	—	37,570	—
Times number of days in period	92	—	365	—

Cost of products for produced products sold	$518,320	$—	$1,022,445	$—

Sum of cost of products for produced products sold from our three refineries (4)	$1,403,233	$622,240	$3,698,506	$4,010,136
Add refined product costs from purchased products sold and rounding (1)	26,489	46,273	114,650	389,944

Total refined cost of products sold	1,429,722	668,513	3,813,156	4,400,080
Add crude oil cost of direct sales of excess crude oil(2)	131,534	82,151	449,488	853,360
Add other refining segment costs of products sold(3)	18,403	14,954	75,229	101,144

Total refining segment cost of products sold	1,579,659	765,618	4,337,873	5,354,584
Subtract consolidations and eliminations	(28,669)	(23,683)	(99,865)	(73,885)

Costs of products sold (exclusive of depreciation and amortization)	$1,550,990	$741,935	$4,238,008	$5,280,699

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt Company and costs attributable to feedstock and sulfur credit sales.

(4)	The above calculations of cost of products from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008

Average cost of products per produced barrel sold	$78.57	$57.05	$66.85	$97.87
Times sales of produced refined products sold (BPD)	194,130	118,550	151,580	111,950
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$1,403,233	$622,240	$3,698,506	$4,010,136

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.63	$3.52	$4.81	$4.58
Times sales of produced refined products sold (BPD)	96,150	95,380	87,140	89,580
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$40,956	$30,888	$152,987	$150,161

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$7.07	$6.94	$6.60	$7.42
Times sales of produced refined products sold (BPD)	26,320	23,170	26,870	22,370
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$17,120	$14,794	$64,730	$60,751

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$5.77	$—	$5.25	$—
Times sales of produced refined products sold (BPD)	71,660	—	37,570	—
Times number of days in period	92	—	365	—

Refinery operating expenses for produced products sold	$38,040	$—	$71,994	$—

Sum of refinery operating expenses per produced products sold from our three refineries (2)	$96,116	$45,682	$289,711	$210,912
Add other refining segment operating expenses and rounding (1)	7,414	5,346	23,609	21,599

Total refining segment operating expenses	103,530	51,028	313,320	232,511
Add HEP segment operating expenses	11,928	9,983	44,003	33,353
Add corporate and other costs	7	108	41	128
Subtract consolidations and eliminations	(127)	(103)	(509)	(287)

Operating expenses (exclusive of depreciation and amortization)	$115,338	$61,016	$356,855	$265,705

(1)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt Company.

(2)
The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008

Average refinery operating expenses per produced barrel sold	$5.38	$4.19	$5.24	$5.14
Times sales of produced refined products sold (BPD)	194,130	118,550	151,580	111,950
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$96,116	$45,682	$289,711	$210,912

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
Navajo Refinery
Net operating margin per barrel	$(1.98)	$7.36	$2.39	$4.97
Add average refinery operating expenses per produced barrel	4.63	3.52	4.81	4.58

Refinery gross margin per barrel	2.65	10.88	7.20	9.55
Add average cost of products per produced barrel sold	80.75	58.50	65.95	98.97

Average sales price per produced barrel sold	$83.40	$69.38	$73.15	$108.52
Times sales of produced refined products sold (BPD)	96,150	95,380	87,140	89,580
Times number of days in period	92	92	365	366

Refined products sales from produced products sold	$737,740	$608,807	$2,326,616	$3,557,967

Woods Cross Refinery
Net operating margin per barrel	$3.03	$9.68	$4.67	$9.18
Add average refinery operating expenses per produced barrel	7.07	6.94	6.60	7.42

Refinery gross margin per barrel	10.10	16.62	11.27	16.60
Add average cost of products per produced barrel sold	70.46	51.09	58.98	93.47

Average net sales per produced barrel sold	$80.56	$67.71	$70.25	$110.07
Times sales of produced refined products sold (BPD)	26,320	23,170	26,870	22,370
Times number of days in period	92	92	365	366

Refined products sales from produced products sold	$195,071	$144,333	$688,980	$901,189

Tulsa Refinery
Net operating margin per barrel	$(3.09)	$—	$(0.92)	$—
Add average refinery operating expenses per produced barrel	5.77	—	5.25	—

Refinery gross margin per barrel	2.68	—	4.33	—
Add average cost of products per produced barrel sold	78.62	—	74.56	—

Average net sales per produced barrel sold	$81.30	$—	$78.89	$—
Times sales of produced refined products sold (BPD)	71,660	—	37,570	—
Times number of days in period	92	—	365	—

Refined products sales from produced products sold	$535,988	$—	$1,081,823	$—

Sum of refined products sales from produced products sold from our three refineries (4)	$1,468,799	$753,140	$4,097,419	$4,459,156
Add refined product sales from purchased products and rounding (1)	23,285	45,243	106,969	384,073

Total refined products sales	1,492,084	798,383	4,204,388	4,843,229
Add direct sales of excess crude oil(2)	133,542	83,480	453,958	860,642
Add other refining segment revenue (3)	28,178	31,554	128,591	133,578

Total refining segment revenue	1,653,804	913,417	4,786,937	5,837,449
Add HEP segment sales and other revenues	38,425	30,817	146,561	94,439
Add corporate and other revenues	(1,059)	784	2,248	2,641
Subtract consolidations and eliminations	(29,201)	(23,785)	(101,478)	(74,172)

Sales and other revenues	$1,661,969	$921,233	$4,834,268	$5,860,357

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the revenues associated with Holly Asphalt Company and revenue derived from feedstock and sulfur credit sales.

(4)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net operating margin per barrel	$(1.71)	$7.82	$1.97	$5.82
Add average refinery operating expenses per produced barrel	5.38	4.19	5.24	5.14

Refinery gross margin per barrel	3.67	12.01	7.21	10.96
Add average cost of products per produced barrel sold	78.57	57.05	66.85	97.87

Average sales price per produced barrel sold	$82.24	$69.06	$74.06	$108.83
Times sales of produced refined products sold (BPD)	194,130	118,550	151,580	111,950
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$1,468,799	$753,140	$4,097,419	$4,459,156

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
Holly Corporation
214/871-3555